EXHIBIT 99.3

Laser Photonics Announces Closing of Initial Public Offering on Nasdaq

Orlando, FL October 4, 2022 – Laser Photonics Corporation (the “Company”) (Nasdaq: LASE), a leading global industrial developer of high-tech laser systems for laser cleaning, and other materials applications, today announced the closing of its underwritten initial public offering of 3,000,000 shares of common stock priced at a public offering price of $5.00 per share for gross proceeds of $15,000,000, before underwriting discounts and commissions. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of its common stock.

The shares began trading on September 30, 2022, on the Nasdaq Capital Market under the ticker symbol “LASE.”

The Company intends to use the net proceeds of this offering primarily for general corporate purposes, including working capital, operating expenses and capital expenditures.

“Our IPO represents a major milestone in our strategy to disrupt the $46 billion global industrial market for removing rust and other materials,” said Wayne Tupuola, chief executive officer of Laser Photonics. “Historically, extremely hazardous, dangerous and environmentally destructive abrasives and techniques such as sandblasting have been used for these applications. With our CleanTech LaserBlasting technologies, we offer products with superior performance to customers in a cost-effective and environmentally sustainable way to accomplish their MRO goals.

“Today, government entities such as OSHA and the EPA and labor unions have recognized the harmful impact on workers and the environment and are now applying pressure on companies that continue to use these out-of-date technologies. With our “Made in America” products, we believe we can offer superior alternatives to traditional abrasives, driving our financial performance and creating shareholder value over the long term.

“In conclusion, we have a rare opportunity to participate and lead the market for laserblasting, an opportunity that could last decades. We believe a perfect storm is brewing given the technological advancements, the regulatory and labor environment and access to the capital markets, and we look forward to capitalizing on this opportunity.”

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Laser CleanTech Laser Blasting products address the corrosion needs of multiple industries, including automotive (e.g., Daimler); manufacturing (e.g., Coca-Cola); shipbuilding and maritime (e.g., Norfolk Naval Shipyard); space exploration and aerospace (e.g., NASA); heavy equipment (e.g., Caterpillar); nuclear decommissioning and energy; oil and gas; medical; and aerospace.

Advisor Details

Alexander Capital, LP acted as sole book-running manager for the offering. Culhane Meadows PLLC and Lucosky Brookman LLP served as co-counsel to Laser Photonics. Cozen O’Connor, P.C. served as counsel to the underwriters.

The securities described above are being offered by Laser Photonics pursuant to a registration statement on Form S-1 (File No. 333-261129) that was declared effective by the U.S. Securities and Exchange Commission on September 29, 2022 (the “Registration Statement”). The offering is being made only by means of a prospectus forming a part of the effective Registration Statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Cautionary Note Concerning Forward Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

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About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Laser Photonics Investor Relations Contact:

Brian Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR

(346) 396-8696

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